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                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
/ / Definitive Proxy Statement
/ / Definitive Additional Materials
/X/ Soliciting Material Under Rule 14a-12


                             USABANCSHARES.COM, INC.
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                (Name of Registrant as Specified in Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


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    2) Aggregate number of securities to which transaction applies:


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    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


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    4) Proposed maximum aggregate value of transaction:


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    5) Total fee paid:


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/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

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                                 PRESS RELEASE

                       BERKSHIRE FINANCIAL HOLDINGS, INC.


                            USABANCSHARES.COM, INC.


      BERKSHIRE FINANCIAL HOLDINGS, INC. TO ACQUIRE USABANCSHARES.COM, INC.

Philadelphia, Pennsylvania - March 11, 2002 - Berkshire Financial Holdings, Inc. ("Berkshire") and USABancshares.com, Inc. ("USAB") announced today the signing of a definitive merger agreement pursuant to which Berkshire will acquire USAB (NASDAQ OTC: "USAB.OB"), and its wholly owned savings bank subsidiary, vBank, a Savings Bank, doing business under the name "BankPhiladelphia." USAB, which is headquartered in Philadelphia, Pennsylvania, had consolidated assets of $283.2 million, deposits of $235.2 million and consolidated stockholders' equity of $3.0 million as of September 30, 2001.

Under the terms of the merger agreement, which was approved unanimously by both Boards of Directors, holders of USAB common stock will receive $0.60 per share in cash, which constitutes two times book value. The purchase is expected to close during the third quarter of 2002, pending the receipt of all requisite regulatory approvals, the approval of USAB's shareholders, financing to be obtained by Berkshire and other conditions set forth in the merger agreement. Upon completion of the transaction, Berkshire will continue to operate BankPhiladelphia as a wholly-owned subsidiary. In connection with the execution of the merger agreement, USAB has granted Berkshire an option to acquire up to 19.9% of USAB's outstanding common stock upon the occurrence of certain events. In addition, the directors and officers of USAB have entered into agreements to vote their shares in favor of the proposed transaction.

Berkshire is a newly-formed company organized by Brian M. Hartline, who has most recently served as President and Chief Executive Officer of Main Street Bancorp, Inc. (NASDAQ/NMS: MBNK). Main Street Bancorp, Inc. was acquired by Sovereign Bancorp, Inc. in a transaction which closed on March 8,2002.

Mr. Hartline, President and Chief Executive Officer of Berkshire, stated "We are very excited about the acquisition of USAB. The acquisition allows us to get a jump-start on our community banking strategy; with a financial institution that has been serving it's market place for over 100 years. Chairmen Laughlin and Radar have returned the vision of the company to a more traditional community banking strategy. I feel the new company will be able to enhance this strategy by providing additional products and services, enhancing the existing staff with an experienced management team and improving our overall service levels."

Craig J. Scher, President and Chief Executive Officer of vBank, added "We are pleased to enter into this definitive agreement with Berkshire at a price which we believe to be attractive for shareholders. We are also pleased that we will be able to continue to serve our existing communities and customers."

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Where You Can Find Additional Information

USAB plans to file with the Securities and Exchange Commission a proxy statement relating to the business combination transaction described above. USAB expects to mail a proxy statement about the transaction to its shareholders. Investors and security holders are advised to read carefully the proxy statement when it becomes available, because it will contain important information about USAB, Berkshire the merger and related matters. Interested parties and security holders may obtain a free copy of the proxy statement and other documents filed by the companies at the SEC's web site at http://www.sec.gov. The proxy statement and such other documents may also be obtained from USAB by directing such requests to USAB.

In addition to the proxy statement, USAB files annual, quarterly and special reports, proxy statements, registration statement and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information filed by USAB in the SEC public reference rooms at 450 Fifth Street, NW, Washington, DC 20549, or at any of the SEC's other public reference rooms in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. USAB filings with the SEC are also available to the public from commercial document-retrieval services and at the web site maintained by the SEC at http://www.sec.gov.


Solicitation of Proxies; Interests of Certain Persons in the Transaction

USAB and Berkshire and their respective officers and directors and certain other members of management or employees may be deemed to be participants in the solicitation of proxies from shareholders of USAB with respect to the transactions contemplated by the merger agreement. A description of any interests that these directors and executive officers have in the merger will be available in the proxy statement as such may be required by law.

Forward-looking Statements

Statements contained in this news release that are not historical facts may constitute forward-looking statements (within the meaning of Section 21E of the Securities Exchange Act of 1934) which involve significant risks and uncertainties. Actual results may differ materially from the results discussed in these forward-looking statements. These include securing all necessary governmental and other approvals, the satisfaction of all conditions to the merger, approval of the shareholders, Berkshire securing financing for the transaction, changes in business or other market conditions, and the success of the business combination as planned by the parties. These and other factors could adversely affect the outcome and financial effects of the plans and events described herein.